SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934
             Date of report (Date of earliest event
                    reported) February 8, 1995



                     NACCO Industries, Inc.
     (Exact name of registrant as specified in its charter)



Delaware                       1-9172           34-1505819
(State or other             (Commission         (IRS Employer
 jurisdiction of            File Number)        Identification
 incorporation)                                 Number)



      5875 Landerbrook Drive, Mayfield Heights, Ohio 44124
(Address of principal                             (Zip Code)
  executive offices)



Registrant's telephone number,
  including area code (216) 449-9600




 (former name or former address, if changed since last report)





                         Page 1 of 3 Pages
Item 5.   Other Events

          On February 8, 1995, Hamilton Beach/Proctor-Silex, Inc. (Hamilton Beach/Proctor-Silex), a subsidiary of NACCO, announced that George C. Nebel resigned from the position of President and Chief Executive Officer of Hamilton Beach/Proctor-Silex effective February 28, 1995 to accept the position of President of Gemini Industries as detailed in the attached news release of February 8, 1995.

          On March 1, 1995, NACCO Materials Handling Group, Inc. ("NMHG"), a subsidiary of NACCO Industries, Inc. ("NACCO" or the "Company"), announced that it finalized a new $350 million five year revolving credit facility. In addition, NACCO announced that it would record an extraordinary charge of $3.4 million, or $0.38 per share in the first quarter of 1995 to write-off unamortized debt issuance costs and estimated premiums relating to the anticipated call later in 1995 of the remaining $78.5 million outstanding Hyster-Yale 12 3/8% subordinated debentures. The attached news release of March 1, 1995 details these items.





                       Page 2 of 3 Pages

                           Signature


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         NACCO Industries, Inc.
                               (Registrant)



Date: March 13, 1995     By:    Frank B. O'Brien
                         Name:  Frank B. O'Brien
                         Title: Senior Vice President - Corporate
                                Development and Chief
                                Financial Officer






                       Page 3 of 3 Pages


NEWS RELEASE

For More Information, Contact:          For Immediate Release
Christopher Shumaker
Manager, Corporate Communications
(804) 527-7336


  NEBEL MOVES ON AFTER LEAVING HAMILTON BEACH/PROCTOR-SILEX WITH
              SOLID FOUNDATION FOR GROWTH


Richmond, Virginia February 8, 1995 -- George C. Nebel today announced his resignation from the position of President and Chief Executive Officer of Hamilton Beach/Proctor-Silex, Inc. effective February 28, 1995. Nebel has accepted the position of President of Gemini Industries, headquartered in Clifton, New Jersey, a leading supplier of cellular, computer and electronic accessories.

Nebel joined Hamilton Beach/Proctor-Silex, an 80 percent owned subsidiary of Cleveland-based NACCO Industries, Inc. (NC-NYSE), in January 1991 following the October 1990 merger of Hamilton Beach, Inc. and Proctor-Silex, Inc. Over the past four years, Nebel has overseen the successful merger of the two companies, and has helped to build a strong, customer-driven organization making high quality products with market leadership positions in several major product categories.

"George's contributions are obvious when you look at the quality of Hamilton Beach/Proctor-Silex operations and the bottom line of the business," states Alfred M. Rankin, Jr., Chairman, President and Chief Executive Officer of NACCO Industries, Inc.. " Thanks in no small measure to George's efforts, Hamilton Beach/Proctor-Silex is well on its way to achieving its goal of becoming the vendor of choice in the small appliance industry."

While a search for Mr. Nebel's replacement is underway, Hamilton Beach/Proctor-Silex will be managed by Mr. Rankin as nonexecutive chairman of the Hamilton Beach/Proctor-Silex Board of Directors, with daily operations being overseen by an executive committee comprised of key Hamilton Beach/Proctor-Silex executives from various disciplines.

Hamilton Beach/Proctor-Silex, Inc. is a leading U.S. manufacturer of small appliances based in Richmond, Virginia.

                                ###





NEWS RELEASE

                                            For Immediate Release
                                         Wednesday, March 1, 1995




                 NACCO Materials Handling Group
            Announces New Revolving Credit Facility



Mayfield Heights, Ohio, March 1, 1995: NACCO Materials Handling Group, Inc. ("NMHG"), a subsidiary of NACCO Industries, Inc. ("NACCO") (NC-NYSE) today announced that it finalized a new $350 million five year revolving credit facility. The new facility, arranged by J.P. Morgan, with Bank of America and Citicorp as co-arrangers, will be used to refinance substantially all of NMHG's existing indebtedness. The new, unsecured facility contains extension options, performance based pricing incentives and a covenant package better suited to NMHG's operating performance.

The revolving credit facility will also allow for the call of the remaining $78.5 million outstanding Hyster-Yale 12 3/8% subordinated debentures later in 1995, at a price of 102.5. In anticipation of the call, NACCO also announced that it will record an extraordinary charge of $3.4 million, or $0.38 per share in the first quarter of 1995 to write-off unamortized debt issuance costs and anticipated premiums.

NACCO Industries, Inc. is a holding company with four operating subsidiaries. The North American Coal Corporation mines and markets lignite primarily as fuel for power generation by electric utilities. NACCO Materials Handling Group, Inc. is a world leader in the design and manufacture of forklift trucks, marketed under the Hyster and Yale brand names. Hamilton Beach/Proctor-Silex, Inc. is a leading manufacturer of small electric appliances. The Kitchen Collection, Inc. is a national specialty retailer of kitchenware and small electric appliances.



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FOR FURTHER INFORMATION, CONTACT:

NACCO Industries, Inc.
Brian S. Kenyon
Manager of External Reporting
216/449-9676